Exhibit 10.7
BORGWARNER INC.

AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN
Section 1. Purpose.
The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.
Section 2. Definitions.
For purposes of the Plan, the following terms are defined as set forth below:
(a) “Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee as such.
(b) “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Stock Unit, Performance Unit, or Performance Share.
(c) “Award Agreement” means a written agreement or notice memorializing the terms and conditions of an Award granted pursuant to the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Breach of Conduct” means, for purposes of the Plan, any of the following: (i) actions by the participant resulting in the termination of the participant’s employment with the Company or any Affiliate for Cause, (ii) the participant’s violation of the Company’s Code of Ethical Conduct where such business standards have been distributed or made available to the participant, (iii) the participant’s unauthorized disclosure to a third party of confidential information, intellectual property, or proprietary business practices, processes, or methods of the Company; or willful failure to protect the Company’s confidential information, intellectual property, proprietary business practices, processes, or methods from unauthorized disclosure, or (iv) the participant’s soliciting, inducing, or attempting to induce employees of the Company and its Affiliates to terminate their employment with the Company or an Affiliate.
(f) “Cause” has the meaning set forth in Section 6(i).
(g) “CEO” means the chief executive officer of the Company or any successor corporation.
(h) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 12(b) and (c), respectively.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(j) “Commission” means the Securities and Exchange Commission or any successor agency.
(k) “Committee” means the Committee referred to in Section 3.
(l) “Company” means BorgWarner Inc., a Delaware corporation.
(m) “Disability” means, with respect to any Award recipient, that the recipient (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less that 3 months under an accident or health plan covering the Company’s employees, or (iii) is determined to be permanently disabled by the Social Security Administration. “Disability” shall be determined by the plan administrator of the RSP under the disability claims procedures of the RSP but applying the foregoing definition of “Disability” and subject to final review and approval by the Committee in the case of a participant who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(o) “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.
(p) “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted under Section 7 without relationship to a Stock Option.
(q) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(r) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(s) “Performance Goals” means a target or targets of objective performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria: earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net or operating income; earnings per share; expense reductions; return on investment; combined net worth; debt to equity ratio; operating cash flow; return on total capital, equity, or assets; total shareholder return; economic value; changes in the market price of the Common Stock; or relative profitability — change in operating income over change in sales. The criteria selected by the Committee may relate to the Company, one or more of its Affiliates or one or more of its business units, or any combination thereof. The Performance Goals so selected by the Committee may be based solely on the performance of the Company, its Affiliates, or business units, or any combination thereof, or may be relative to the performance of one or more peer group companies, indices, or combination thereof. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Each of the foregoing Performance Goals shall be subject to certification by the Committee; provided that the Committee shall have the authority, to the extent consistent with the “qualified performance-based compensation” exception of Section 162(m) of the Code and Section 1.162-27(e) of the Income Tax Regulations, to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal.
(t) “Performance Period” means the period of one year or longer established by the Committee in connection with the grant of an Award for which the Committee has established Performance Goals.
(u) “Performance Unit” means an Award granted under Section 10, the value of which is expressed in terms of cash or in property other than Stock.
(v) “Performance Share” means an Award granted under Section 11, the value of which is expressed in terms of, or valued by reference to, a share of Stock.
(w) “Plan” means the BorgWarner Inc. 2004 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.
(x) “Restricted Stock” means an award granted under Section 8.
(y) “Restricted Stock Agreement” means an Award Agreement memorializing the terms and conditions of a grant of Restricted Stock.
(z) “Retirement” means, in the case of Section 8 (Restricted Stock), Section 9 (Stock Units), Section 10 (Performance Units), and Section 11 (Performance Shares), the participant’s Termination of Employment with the Company and all Affiliates (i) on or after the last day of the calendar month coincident with or immediately following the day on which the participant attains age 65, or age 60 if the participant has been credited with at least 15 years of service as determined under the RSP, or (ii) with the written consent of the Company that such Termination of Employment shall constitute retirement. In the case of Section 6 (Stock Options) and Section 7 (Stock Appreciation Rights), “Retirement” means the participant’s Termination of Employment with the Company and all Affiliates on or after the last day of the calendar month coincident with or immediately following the day on which the participant attains (i) age 65, or (ii) age 60 if the participant has been credited with at least 15 years of service as determined under the RSP.
(aa) “RSP” means the BorgWarner Inc. Retirement Savings Plan.
(bb) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time or any successor definition adopted by the Commission.
(cc) “Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code and using the methodology selected by the Company from time to time (including any permitted alternate means selected by the Company to identify specified employees), or if none, the default methodology provided by applicable Income Tax Regulations).
(dd) “Stock” means common stock, par value $.01 per share, of the Company that as of the date of grant of an Award, has the highest aggregate value of any class of common stock of the Company outstanding or a class of common stock substantially similar to such class of stock (ignoring differences in voting rights). In addition, Stock does not include any stock of the Company that provides a preference as to dividends or liquidation rights.
(ee) “Stock Appreciation Right” means a right granted under Section 7.
(ff) “Stock Option” means an option granted under Section 6 to purchase one or more shares of Stock.
(gg) “Stock Unit” means a right granted under Section 9.
(hh) “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted under Section 7 in conjunction with a Stock Option.
(ii) “Termination of Employment” means the termination of the participant’s employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. In the case of a participant who is a director but not an employee of the Company or any subsidiary or Affiliate, “Termination of Employment” means the termination of the participant’s services as a member of the Board. For purposes of Section 12(a)(iv) hereof, a Termination of Employment” must constitute a “Separation from Service” for purposes of Section 409A of the Code.
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.
Section 3. Administration.
The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of not less than three (3) members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board and who shall also be “non-employee directors” within the meaning of Rule 16b-3, “independent directors” within the meaning of any applicable stock exchange rule, and to the extent that the Committee has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code.
With respect to Awards granted to members of the Board who are not officers or employees of the Company, a subsidiary, or an Affiliate, the Plan shall be administered by the Committee subject to the approval of a majority of all members of the Board (including members of the Committee) who are “non-employee directors” within the meaning of Rule 16b-3, and “independent directors” with the meaning of any applicable stock exchange rule. With respect to such Awards, all references to the “Committee” contained in the Plan shall be deemed and construed to mean the Committee, the decisions of which shall be subject to the approval of a majority of such members of the Board who are both “non-employee directors within the meaning of Rule 16b-3 and “independent directors” within the meaning of any applicable stock exchange rule.
The Committee shall have full authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries and Affiliates.
Among other things, the Committee shall have the authority, subject to the terms of the Plan:
(a) to select the officers, employees and directors to whom Awards may from time to time be granted;
(b) to determine whether and to what extent Awards are to be granted hereunder and the type or types of Awards to be granted;

(c) to determine the number of shares of Stock to be covered by each Award granted hereunder;
(d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);
(e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;
(f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and
(g) to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 6(j).
The Committee may authorize the CEO to grant Awards pursuant to the terms of the Plan covering up to ten thousand (10,000) shares of Stock per individual, per year, to officers and employees of the Company and its subsidiaries and Affiliates who are not (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code. Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.
The Committee may also authorize the CEO to grant Awards pursuant to the terms of the Plan covering up to ten thousand (10,000) shares of Stock per individual, as an inducement to an individual to accept an offer of employment, including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Section 162(m)(3) of the Code. Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.
The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate all or a portion of the administration of the Plan to one or more officers of the Company, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to constitute “qualified performance-based compensation within the meaning of Section 1.162-27(e) of the Income Tax Regulations in instances where the Committee has intended that an Award so qualify, and (ii) authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.
In addition to such other rights of indemnification from the Company as they may have, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 4. Stock Subject To Plan; Individual Limitations.
(a) Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for Awards under the Plan, including with respect to Incentive Stock Options, shall be twelve million, five hundred thousand (12,500,000) shares.
(b) No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or Performance Shares covering more than three hundred thousand (300,000) shares of Stock (including grants of Stock Options, Stock Appreciation Rights, Stock Units, or Performance Shares that are paid or payable in cash), but excluding from this limitation (i) any additional shares of Stock credited to the participant as dividend equivalents on Awards, (ii) cash or stock dividends on Restricted Stock that are paid or credited to a participant as additional Restricted Stock, and (iii) dividend equivalents that are paid or credited to a participant on Stock Units. No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Performance Units of a value exceeding when paid six million dollars ($6,000,000) in cash or in property other than Stock, but excluding from this limitation including any additional amounts credited to the participant as interest or dividend equivalents.
(c) The Stock to be delivered under the Plan may be made available from authorized but unissued shares of Stock, treasury stock, or shares of Stock purchased on the open market.
(d) With respect to Awards under the Plan,
(i) If any shares of Restricted Stock are forfeited, any Stock Option or Stock Appreciation Right is forfeited, cancelled or otherwise terminated without being exercised, or if any Stock Option or Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for or paid in cash, shares subject to such Awards that are forfeited, cancelled, terminated without being exercised, or paid in cash shall again be available for distribution in connection with Awards under the Plan;
(ii) If any Stock Unit, Performance Unit, or Performance Share is cancelled, forfeited, terminates in whole or in part without the delivery of Stock or is paid in cash, shares subject to such Awards that are so cancelled, forfeited, terminated or paid in cash shall again be available for distribution in connection with Awards under the Plan;
(iii) If an Award recipient tenders shares of previously-acquired Stock in satisfaction of applicable withholding tax obligations, or if any shares of Stock covered by an Award are not delivered to the Award recipient because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further Award grants under the Plan; and
(iv) If an Award recipient tenders shares of previously-acquired Stock in payment of the option price upon exercise of a Stock Option or if shares of Stock are withheld in payment of the option price, the number of shares represented thereby shall again be available for further Award grants under the Plan.
(e) Subject to Sections 6(l) and 7(f), below, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.
Section 5. Eligibility.
Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates, as determined by the Committee, are eligible to be granted Awards under the Plan. However, no grant of Incentive Stock Options, Performance Units, or Performance Shares shall be made to a director who is not an officer or a salaried employee of the Company, a subsidiary, or an Affiliate.
Section 6. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.
A Stock Option shall entitle the optionee to purchase one or more shares of Stock, pursuant to the terms and provisions of the Plan and the applicable Award Agreement. The Committee shall have the authority to grant participants Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights), provided however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.
Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement providing for the grant of Stock Options shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of aStock Option, and a written Award Agreement or Award Agreements shall be duly executed and delivered by the Company to the participant.
Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.
Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:
(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be and shall never become less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.
(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.
(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.
(d) Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the Award Agreement, may also be paid by one or more of the following: (i) in the form of unrestricted Stock already owned by the optionee (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted; (ii) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (iii) by a combination thereof, in each case in the manner provided in the Award Agreement.
In the discretion of the Committee and if not prohibited by law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company or its agent, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.
No shares of Stock shall be issued until full payment of the option exercise price has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 16(a), but shall have no rights of a stockholder of the Company prior to such notice of exercise, full payment, and if requested providing the representation described in Section 16(a).
(e) Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (iii) in the Committee’s discretion, pursuant to a gift to such optionee’s “immediate family” members directly, or indirectly by means of a trust, partnership, or limited liability company. Subject to the terms of this Plan and the relevant Award Agreement, all Stock Options shall be exercisable only by the optionee, guardian, legal representative or beneficiary of the optionee or permitted transferee, it being understood that the terms “holder” and “optionee” include any such guardian, legal representative or beneficiary or transferee. For purposes of this Section 6(e), “immediate family” shall mean, except as otherwise defined by the Committee, the optionee’s spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution. In no event may a participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution. The transfer of Stock Options to a third party for value is prohibited.
(f) Termination by Death. If an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Award Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
(g) Termination by Reason of Disability. If an optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
(h) Termination by Reason of Retirement. If an optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such Termination of Employment or the balance of such Stock Option’s term if such Termination of Employment of the optionee is involuntary and without Cause; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. Unless otherwise determined by the Committee, for the purposes of the Plan “Cause” shall mean (i) the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the participant’s employment duties or (iii) willful and deliberate failure on the part of the participant to perform his employment duties in any material respect.
(j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.
(k) Change in Control Cash Out. During the sixty-day period from and after a Change in Control (the “Exercise Period”), the Committee may, but shall not be required to, permit an Optionee with respect to any outstanding Stock Option, whether or not the Stock Option is fully exercisable, and in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within thirty days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 6(k) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such sixty-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option.
(l) Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification shall be made in respect to any Stock Option if such Modification would result in the Stock Option constituting a deferral of compensation or having an additional deferral feature.
(m) Subject to Subsection (n) below, a “Modification” for purposes of Subsection (l), above, shall mean any change in the terms of a Stock Option (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Option with a direct or indirect reduction in the exercise price of the Stock Option or an additional deferral feature, or an extension or renewal of the Stock Option, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Option refers to the granting to the holder of an additional period of time within which to exercise the Stock Option beyond the time originally prescribed. A renewal of a Stock Option is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Option on the same terms and conditions.
(n) Notwithstanding Subsection (m) above, it shall not be a Modification to change the terms of a Stock Option in any of the ways or for any of the purposes specifically described in published guidance of the Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.

(o) Subsequent to its grant, the exercise period of a Stock Option shall not be extended to a date that is later than the earlier of (i) the date on which the Option would expire by its original terms, or (ii) the 10th anniversary of the original date of grant.
(p) Except for adjustments as permitted by Section 4(e), once granted hereunder, the option price of a Stock Option shall not be adjusted. The substitutions and adjustments permitted by Section 4(e) shall be limited to those substitutions and adjustments which will not result in the Stock Option, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.
(q) Notwithstanding any provision herein to the contrary, the repricing of a Stock Option is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Option to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4(e) above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
Section 7. Stock Appreciation Rights.
(a) Grant and Exercise. Stock Appreciation Rights may be granted as Awards under the Plan as either Freestanding Stock Appreciation Rights or Tandem Stock Appreciation Rights. Freestanding Stock Appreciation Rights may be granted alone or in addition to other Awards under the Plan. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. Tandem Stock Appreciation Rights may be granted only at the time of grant of the related Stock Option. Each grant of a Stock Appreciation Right shall be confirmed by, and be subject to the terms of, an Award Agreement.
(b) Freestanding Stock Appreciation Rights. A Freestanding Stock Appreciation Right granted pursuant to Section 7(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Freestanding Stock Appreciation Right shall not be and shall never become less than the Fair Market Value of a share of Stock on date of grant. A Freestanding Stock Appreciation Right shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Stock on the date of exercise of the Freestanding Stock Appreciation Right, by (ii) the number of shares of Stock as to which such Freestanding Stock Appreciation Right shall have been exercised. A Freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Stock as to which Freestanding Stock Appreciation Right is being exercised.
(c) Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right may be exercised by an optionee in accordance with Section 7(d) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(d). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Tandem Stock Appreciation Right have been exercised.
(d) Tandem Stock Appreciation Rights Terms and Conditions. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
(i) The base price of a Tandem Stock Appreciation Right shall not be and shall never become less than the exercise price of the related Stock Option on date of grant. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 6 and this Section 7. A Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the forfeiture, termination, or exercise of the related Stock Option.
(ii) Upon the exercise of a Tandem Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
(iii) Tandem Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 6(e).

(iv) Upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Tandem Stock Appreciation Right at the time of exercise based on the value of the Tandem Stock Appreciation Right at such time.
(e) In the case of any Stock Appreciation Right providing for, or in which the Committee has determined to make payment in whole or in part in Stock, the holder thereof shall have no rights of a stockholder of the Company prior to the proper exercise of such Stock Appreciation Right, and if requested, prior to providing the representation described in Section 16(a), and the issuance of Stock in respect thereof.
(f) Modification. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature.
(g) Subject to Subjection (h) below, a “Modification” for purposes of Subsection (f), above, shall mean any change in the terms of an Stock Appreciation Right (or change in the terms of the Plan or applicable Award Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the base price of the Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed. A renewal of a Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Award Agreement for the Stock Appreciation Right on the same terms and conditions.
(h) Notwithstanding Subsection (g) above, it shall not be a Modification to change the terms of a Stock Appreciation Right in any of the ways or for any of the purposes specifically described in published guidance of the
Internal Revenue Service as not resulting in a modification, extension or renewal of a stock right or the granting of a new stock right.
(i) Subsequent to its grant, no Stock Appreciation Right shall be extended to a date that is later than the earlier of (i) the date on which the Stock Appreciation Right would expire by its original terms, or (ii) the 10th anniversary of the original date of grant.
(j) Except for adjustments as permitted by Section 4(e), once granted hereunder, the base price of a Stock Appreciation Right shall not be adjusted. The substitutions and adjustments permitted by Section 4(e) shall be limited to those substitutions and adjustments which will not result in the Stock Appreciation Right, as substituted or adjusted, constituting a “deferral of compensation” within the meaning of Section 409A of the Code.
(k) Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its base price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right at a time when its base price, is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 4(e) above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
Section 8. Restricted Stock.
(a) Administration. Shares of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c). Each grant of Restricted Stock shall be confirmed by, and be subject to the terms of a Restricted Stock Agreement.
The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance measures of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. Where the grant or vesting of Restricted Stock is subject to the attainment of one or more Performance Goals, such shares of Restricted Stock shall be released from such restrictions only after the attainment of such Performance Goals has been certified by the Committee.
The provisions of Restricted Stock Awards need not be the same with respect to each recipient.
(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2004 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters offices of BorgWarner Inc.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i) Subject to the provisions of the Plan and the applicable Restricted Stock Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.
(ii) Except as provided in this paragraph (ii) and Section 8(c)(i) and the applicable Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable Restricted Stock Agreement, and subject to Section 16(g) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock based upon the Fair Market Value per share of Stock on the dividend payment date (or in the event no trading is reported for the dividend payment date, based upon the Fair Market Value per share of Stock for the most recent prior date for which trading for Stock was reported on the New York Stock Exchange Composite Tape), and (2) dividends payable in Stock shall be paid in the form of Restricted Stock. Any cash dividend so reinvested or share dividend so payable shall vest at the same time as the Restricted Stock to which it relates. Absent such a provision regarding dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock, or if later, the 15th day of the third month following the date on which the same dividends on Stock are paid to the Stock’s stockholders.
(iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 8(c)(i), 8(c)(iv) and 12(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.
(iv) Except to the extent otherwise provided in Section 12(a)(ii), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participant’s shares of Restricted Stock; provided however, that in the case of Restricted Stock granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code that is intended to constitute “qualified performance-based compensation,” the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.
(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.
Section 9. Stock Units.

(a) Administration. A Stock Unit is the grant of a right to receive a share of Stock or the Fair Market Value in cash of a share of Stock, in the future, at such time and upon such terms as the Committee shall establish. Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors to whom and the time or times at which grants of Stock Units will be awarded, the number of Stock Units to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards in addition to those contained in Section 9(b). The provisions of Stock Units Awards need not be the same with respect to each recipient. Each grant of Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.
(b) Terms and Conditions. Stock Units shall be subject to the following terms and conditions.
(i) Subject to the provisions of the Plan and the applicable Award Agreement, Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.
(ii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 9(b)(iii) and 12(a)(iii), upon a participant’s Termination of Employment for any reason prior to the date on which Stock Units awarded to the participant shall have vested, all rights to receive cash or Stock in payment of such Stock Units shall be forfeited by the participant.
(iii) Except to the extent otherwise provided in Section 12(a)(iii), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Stock Units.
(iv) In any case in which the Committee has waived, in whole or in part, any or all remaining payment limitations with respect to any or all of a participant’s Stock Units, payment of such participant’s Stock Units shall occur on the time(s) or event(s) otherwise specified pursuant to Subsection (vii) below, in such participant’s Award Agreement
(v) With respect to any grant of Stock Units, the recipient of such grant shall acquire no rights of a shareholder of Stock unless and until the recipient becomes the holder of shares of Stock delivered to such recipient with respect to such Stock Units.
(vi) The Committee may in its discretion provide that a participant shall be entitled to receive dividend equivalents on outstanding Stock Units. Such dividend equivalents may, as determined by the Committee at the time the Award is granted, be (i) paid in cash, (ii) credited to the participant as additional Stock Units, or (iii) any combination of cash and additional Stock Units. If dividend equivalents are credited to the participant as additional Stock Units, the number of additional Stock Units that shall be credited to the participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Stock Units credited to the participant on the dividend record date by the dividend paid on each share of
Stock, and then dividing this amount by the price per share of Stock on the dividend payment date. For this purpose, the price per share of Stock shall be its Fair Market Value for the dividend payment date. In the event no trading is reported for the dividend payment date, the price per share of Stock shall be the Fair Market Value for the most recent prior date for which trading for Stock was reported on the New York Stock Exchange Composite Tape. A Stock Unit credited to a recipient as a dividend equivalent shall vest at the same time as the Stock Unit to which it relates. Any credit of dividend equivalents shall be subject to Section 16(g) of the Plan. Any dividend payable with respect to Stock Units that the Committee has determined shall be paid in cash shall be paid to the Participant no later than the end of the calendar year in which the same dividends on Stock are paid to stockholders of Stock, or if later, the 15th day of the third month following the date on which the same dividends on Stock are paid to the Stock’s stockholders.
(vii) The Award Agreement for each award of Stock Units shall specify the time(s) or event(s) of payment of vested Stock Units, which time(s) or event(s) shall be limited to one or more of the following: (1) the date on which the Stock Units shall have vested, (2) the date of the Award recipient’s Termination of Employment, or (3) a specified date. In the case of an Award of Stock Units providing for payment upon the vesting of the Stock Units, payment shall be made as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the vesting of the Stock Units occurs. In the case of an Award of Stock Units providing for payment upon Termination of Employment, payment shall be made on or after the Termination of Employment in the year in which the Termination of Employment occurs, except that in the case of a Specified Employee, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Award recipient’s death. In the case of an Award of

Stock Units providing for a specified date for payment, payment shall be made as soon as practicable on or after the specified date, but in no event no later than December 31 of the year in which the specified date occurs.
(viii) On the time(s) or event(s) specified in the applicable Award Agreement for the payment of cash or Stock with respect to vested Stock Units, the Committee shall cause to be delivered to the participant, (A) a number of shares of Stock equal to the number of vested Stock Units, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided by in the applicable Award Agreement.
(ix) Notwithstanding any other provision of this Plan to the contrary, the time(s) or event(s) for payment of Stock Units specified pursuant to Subsection (viii), above, shall not be accelerated for any reason, other than as specifically provided in Section 409A of the Code and the guidance issued thereunder.
Section 10. Performance Units.
(a) Administration. Performance Units may be awarded to officers and employees of the Company, its subsidiaries and Affiliates, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 10(b). Each grant of Performance Units shall be confirmed by, and be subject to, the terms of an Award Agreement.
(b) Terms and Conditions. Performance Units shall be subject to the following terms and conditions.
(i) The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Unit payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.
(ii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 10(b)(iii) and 12(a)(iv), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Units shall be forfeited by the participant.
(iii) Except to the extent otherwise provided in Section 12(a)(iv), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Performance Units; provided however, that in the case of Performance Units granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code, the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.
(iv) In any case in which the Committee has, prior to the expiration of the Performance Period, waived, in whole or in part, any or all payment limitations with respect to a participant’s Performance Units, such participant shall receive payment with respect to his or her Performance Units in the year following the year in which the Performance Period ends or would have ended, at the same time as the Committee has provided for payment to all other Award recipients.
(v) At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Units granted to the participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the participant (A) a cash payment equal in amount to the cash value of the Performance Units, or (B) shares of Stock equal in value to the cash value of the Performance Units, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. If Performance Units may, or are to be paid in Stock, the Committee shall designate in the applicable Award Agreement a method of converting the Performance Units into Stock based on the Fair Market Value of the Stock. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.
Section 11. Performance Shares.

(a) Administration. Performance Shares may be awarded to officers and employees of the Company, its subsidiaries and Affiliates, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 11(b). Each grant of Performance Shares shall be confirmed by, and be subject to, the terms of an Award Agreement.
(b) Terms and Conditions. Performance Shares shall be subject to the following terms and conditions.
(i) The Committee may, prior to or at the time of the grant, designate Performance Shares, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Share payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.
(ii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 11(b)(iii) and 12(a)(iv), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Shares shall be forfeited by the participant.
(iii) Except to the extent otherwise provided in Section 12(a)(iv), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all such participant’s Performance Shares; provided however, that in the case of Performance Shares granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code, the Committee shall have no discretion to waive the requirement that the applicable Performance Goals be achieved in accordance with the original terms of the Award.
(iv) In any case in which the Committee has waived, in whole or in part, prior to the expiration of the Performance Period, any or all payment limitations with respect to a participant’s Performance Shares, such participant shall receive payment with respect to his or her Performance Shares in the year following the year in which Performance Period ends, at the same time as the Committee has provided for payment to all other Award recipients.
(v) At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Shares granted to the participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the participant (A) a number of shares of Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.
Section 12. Change in Control Provisions.
(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.
(ii) The restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
(iii) The restrictions applicable to any outstanding Stock Units shall lapse, and such Stock Units shall become free of all restrictions and become fully vested. Payment for Stock Units that have vested as a result of this Section 12(a)(iii) shall occur on the time(s) or event(s) otherwise specified in the Award recipient’s Award Agreement.
(iv) The restrictions applicable to any outstanding Performance Units and Performance Shares shall lapse, the Performance Goals of all such outstanding Performance Units and Performance Shares shall be deemed to have been achieved at target levels, the relevant Performance Period shall be deemed to have ended on the effective date of the Change of Control, and all other terms and conditions thereto shall be deemed to have been satisfied. If due to a Change in Control, a Performance Period is shortened, the target Performance Award initially established for such Performance Period shall be prorated by multiplying the initial target Performance Award by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Payment for such Performance Units and Performance Shares that vest as a result of the Change in Control shall be made in cash or Stock (as determined by the Committee) as promptly as is practicable upon such vesting, but in no event later than March 15 of the year following the year in which the Performance Units and Performance Shares shall have vested pursuant to this Section 12. Payment for Performance Units and Performance Shares that have vested prior to the Change in Control as a result of the Committee’s waiver of payment limitations prior to the date of the Change in Control shall be made in cash or Stock (as determined by the Committee) in the year following the year in which the Performance Period would have otherwise ended absent a Change in Control, or if earlier (ii) as soon as practicable in the year in which the Award recipient’s Termination of Employment occurs; provided however, that in the case of a “Specified Employee” who becomes entitled to payment of Performance Units or Performance Shares under this Section 12 by reason of his or her Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Specified Employee’s death.
(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act )(a “Person ‘”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 12(b); or (ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) and cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation by the Company of a reorganization, statutory share exchange merger or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity by the Company or any of its Subsidiaries (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, a entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee corporation resulting from such Business Combination or any plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a non corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the sixty-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that (X) in the case of a Stock Option which (I) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (II) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled and (Y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.
Section 13. Term, Amendment and Termination.
Unless terminated sooner by the Board, the Plan will terminate on the date that immediately precedes the tenth (10th) anniversary of the Plan’s effective date. Awards outstanding as of the date on which the Plan terminates shall not be affected or impaired by the termination of the Plan.
The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a participant under an Award theretofore granted without the participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or for Awards to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Awards qualify for the exception), (ii) disqualify the Plan from the exemption provided by Rule 16b-3, or (iii) extend the term of the Plan. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3 or for the Award to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Award qualify for the exception).
Subject to the above provisions, the Board shall have the authority to amend the Plan and the terms of any Award theretofore granted to take into account changes in law and tax and accounting rules.
Section 14. Unfunded Status of Plan.
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
Section 15. Cancellation and Rescission of Awards.
The Committee may cancel, declare forfeited, or rescind any unexercised, undelivered, or unpaid Award upon its determining that (i) a participant has violated the terms of the Plan or the Award Agreement under which such Award has been made, or (ii) the participant has committed a Breach of Conduct. In addition, for a period of one year following the exercise, payment or delivery of an Award, the Committee may rescind any such exercise, payment or delivery of an Award upon its determining that the participant committed a Breach of Conduct prior to the exercise, payment or delivery of the Award, or within six months thereafter.
In the case of an Award’s cancellation, forfeiture, or rescission due to a Breach of Conduct by reason of the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude, the Committee’s determination that a participant has committed a

Breach of Conduct, and its decision to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties. In all other cases, the Committee’s determination that a participant has violated the terms of the Plan or the Award, or has committed a Breach of Conduct, and the Committee’s decision to cancel, declare forfeited or rescind an Award or to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties unless the participant makes a written request to the Committee to review such determination and decision within thirty days of the Committee’s written notice of such actions to the participant. In the event of such a written request, the members of the Board who are “independent directors” within the meaning of the applicable stock exchange rule (including members of the Committee) shall review the Committee’s determination no later than the next regularly scheduled meeting of the Board. If, following its review, such directors approve, by a majority vote, (i) the Committee’s determination that the participant violated the terms of the Plan or the Award or committed a Breach of Conduct, and (ii) the Committee’s decision to cancel, declare forfeited, or rescind the Award, such determination and decision shall thereupon be conclusive, binding, and final on all parties.
In the event an Award is rescinded, the affected participant shall repay or return to the Company any cash amount, Stock, or other property received from the Company upon the exercise, payment or delivery of such Award (or, if the participant has disposed of the Stock or other property received and cannot return it, its cash value at the time of exercise, payment or delivery), and, in the case of Stock or other property delivered to the participant, any gain or profit realized by the participant in a subsequent sale or other disposition of such Stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Committee shall prescribe.
Section 16. General Provisions.
(a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall have no obligation to issue or deliver certificates for shares of Stock under the Plan prior to (i) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (ii) admission of such shares to listing on the stock exchange on which the Stock may be listed, and (iii) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.
(b) Notwithstanding any other provisions of this Plan, the following shall apply to any person subject to Section 16 of the Exchange Act, except in the case of death or disability or unless Section 16 shall be amended to provide otherwise than as described below, in which event this Plan shall be amended to conform to Section 16, as amended:
(i) Restricted stock or other equity securities (within the meaning used in Rule 16b-3) offered pursuant to this Plan must be held by the person for at least six months from the date of grant; and
(ii) At least six months must elapse from the date of acquisition of any Stock Option, Stock Appreciation Right, Stock Unit, Performance Share, Performance Unit or other derivative security (within the meaning used in Rule 16b-3) issued pursuant to the Plan to the date of disposition of such derivative security (other than upon exercise or conversion) or its underlying security.
(c) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(d) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.
(e) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.
(f) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.
(g) The reinvestment of cash dividends in additional shares of Restricted Stock, and the crediting of dividend equivalents or interest equivalents (if such interest equivalents are payable in Stock when distributed) on Stock Units or on the deferred payment of Stock Units, Performance Units or Performance Shares shall only be permissible if sufficient shares of Stock are available under Section 4 (taking into account then outstanding Awards).
(h) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.
(i) It is intended that payments under the Stock Options, Stock Appreciation Rights, Performance Units, and Performance Shares provisions of the Plan to recipients who are “covered employees” within the meaning of Section 162(m)(3) of the Code constitute “qualified performance-based compensation” within the meaning of Section 1.162-27(e) of the Income Tax Regulations. Awards of Restricted Stock may be designated by the Committee as intended to constitute “qualified performance-based compensation” in the relevant Award Agreement. To the maximum extent possible, the Plan and the terms of any Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, and, where applicable, Restricted Stock, shall be so interpreted and construed.
(j) It is intended that Stock Options awarded pursuant to Section 6, Stock Appreciation Rights awarded pursuant to Section 7, and Restricted Stock awarded pursuant to Section 8 not constitute a “deferral of compensation within the meaning of Section 409A of the Code. It is further intended that Performance Shares and Performance Units granted pursuant to Sections 10 and 11 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code excepting, however, Performance Shares and Performance Units that become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period. Finally, it is intended that Stock Units awarded pursuant to Section 9, and Performance Units and Performance Shares that are or become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period satisfy the requirements of Sections 409A(2) through (a)(4) of the Code in all material respects. This Plan shall be interpreted for all purposes and operated to the extent necessary in order to comply with the intent expressed in this paragraph.
(k) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be impaired or affected thereby.
(l) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.
Section 17. Effective Date of Amendment and Restatement.
The Plan was originally effective April 21, 2004, the date on which it was approved by stockholders of the Company. The Plan was then amended and restated effective April 26, 2006, the date on which it was approved by stockholders of the Company, which amendment and restatement applies to any Awards granted prior to the effective date of such amendment and restatement that remained outstanding as of such date and to Awards granted thereafter. The Plan was again amended and restated effective January 1, 2009 for amendments required by Section 409A of the Code, which amendment and restatement applies to any Awards granted prior to the effective date of such amendment and restatement that remain outstanding as of such date and to Awards granted thereafter. The amendment and restatement of the Plan approved by the Board of Directors on February 11, 2009 shall be effective on the date the amended and restated Plan is approved by the stockholders of the Company and shall apply to any Awards granted prior to the effective date of the amendment and restatement that remain outstanding as of such date and to Awards granted thereafter. The Plan’s original effective date of April 21, 2004 shall remain its effective date for purposes of Section 13.